SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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XETA Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

XETA Technologies, Inc.
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Shareholder:

It is my pleasure to invite you to attend the 2010 Annual Meeting of Shareholders of XETA Technologies, Inc. at the company’s offices in Broken Arrow, Oklahoma on April 6, 2010 at 10:00 a.m.  The business to be conducted at the meeting is described in the accompanying Notice and Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the meeting in person, we urge you to vote as soon as possible by one of the proxy voting methods described in the Proxy Statement.   Submitting your proxy now will not prevent you from either changing your vote or voting in person at the meeting since you can revoke your proxy by following the instructions in the Proxy Statement.

Also, I want to direct the attention of those shareholders who hold stock in broker accounts (in other words, our “street name” holders) to the special notice contained on the following page about changes this year in discretionary voting by brokers in elections of directors.  We urge our street name holders to be sure to submit your voting instructions to your broker this year, so that your vote can be counted at the meeting.

Thank you for your ongoing support and interest in XETA Technologies.

Cordially,

/s/ Ronald L. Siegenthaler

Ronald L. Siegenthaler
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 6, 2010

The 2010 Annual Meeting of Shareholders of XETA Technologies, Inc. (the “Company”) will be held at the Company’s corporate headquarters located at 1814 W. Tacoma Street, Broken Arrow, Oklahoma, on April 6, 2010 at 10:00 a.m., local time, for the following purposes:

(1)          To elect seven (7) members to the Company’s Board of Directors to serve until the next annual meeting of shareholders;

(2)          To ratify the selection of HoganTaylor, LLP as independent certified public accountants for the Company for the 2010 fiscal year; and

(3)          To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Proxy Statement accompanying this Notice contains a more complete statement of the matters to be considered at the meeting.

Shareholders of record at the close of business on February 12, 2010 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please promptly return your proxy so that your shares may be voted in accordance with your wishes.  The prompt return of your signed proxy will aid the Company in minimizing additional proxy expense.

By Order of the Board of Directors

/s/ Robert B. Wagner

Robert B. Wagner
February 23, 2010	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 6, 2010

Our Proxy Statement and Annual Report to shareholders for the fiscal year ended October 31, 2009 are available at www.proxyvote.com.

SPECIAL NOTICE TO SHAREHOLDERS WITH SHARES
IN BROKER ACCOUNTS

Due to new stock exchange rules which took affect January 1, 2010, your broker is prohibited from voting your street name shares in routine elections for directors unless you instruct your broker in writing how you want your shares voted.   Consequently, your street name shares will not be voted in connection with the election of directors unless you timely respond to your broker’s request for voting instructions.

1814 W. Tacoma Street

Broken Arrow, Oklahoma  74012

PROXY STATEMENT

This proxy statement is furnished to the shareholders of XETA Technologies, Inc. (“XETA” or the “Company” or “we” or “us” or “our”) by our Board of Directors to solicit proxies for use at our annual meeting of shareholders (the “Annual Meeting”).  The Annual Meeting will be held on April 6, 2010, at XETA’s home office located at 1814 W. Tacoma Street, Broken Arrow, Oklahoma, at 10:00 a.m., local time.

This proxy statement and the accompanying proxy card will first be mailed to shareholders on March 3, 2010.

INFORMATION ON VOTING

Who Can Vote

Only shareholders of record at the close of business on February 12, 2010, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting.  Each record holder is entitled to one vote per share of Common Stock registered to the holder on the record date.  As of February 12, 2010, there were 10,329,048 shares of Common Stock outstanding.

How You Can Vote

You may vote in person at the Annual Meeting or by proxy.  We encourage you to vote by proxy even if you plan to attend the meeting.  Proxies properly executed and received by us in time to be voted at the Annual Meeting will be voted in accordance with the specifications marked on the proxy card.  Signed proxies which are returned to us with no voting specifications marked will be voted “FOR” the proposals described in this proxy statement and in the discretion of the persons named in the proxy on any other matter which may properly come before the meeting.

If your shares are registered in your name as the shareholder of record, you may vote either by mail or the internet.  To vote by mail, complete, sign, and return the enclosed proxy card in the envelope provided to:  Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  To vote using the internet, access the voting site at www.proxyvote.com and follow the voting instructions set forth on the enclosed proxy card.  The internet procedure is designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.  Shareholders who vote by internet do not need to return the proxy card.

If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares.  Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee.  Brokers have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.  Please note that under recent rules changes effective January 1, 2010, the election of directors is no longer considered a routine matter.  Consequently, if you do not give your broker or nominee specific voting instructions with respect to the election of directors, your street name shares will not be counted in determining the number of shares necessary for approval of a nominee but will instead be treated as a broker non-vote (see “How Votes are Counted” below).

If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting.  You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before voting takes place at the Annual Meeting.  You may revoke your proxy by notifying the Secretary of the Company in writing, by submitting another proxy with a later date, or by notifying the Company and voting in person at the Annual Meeting.  If you hold your shares in street name, you must contact your broker or other nominee regarding how to revoke your proxy and change your vote.

Quorum

A quorum is necessary to conduct the business of the meeting. This means that holders of a majority of the outstanding shares of common stock must be represented at the meeting, either in person or by proxy.

Votes Required for Approval

Under our bylaws, for all matters submitted at the Annual Meeting, including the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is necessary for approval.

How Votes are Counted

Abstentions and broker “non-votes” are counted as shares present in determining whether the quorum requirement is satisfied.  However, they receive different treatment for purposes of whether they are considered shares present and entitled to vote on a matter.  A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Broker non-votes are excluded from the number of shares present and entitled to vote on a matter and consequently do not count against the matter.  Abstentions, on the other hand, are counted in the total number of votes present and entitled to vote on a matter and thus have the same effect as a vote against the matter.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

The nominees for election to the Company’s Board of Directors consist of the seven directors currently serving on the Board.  All of the nominees except Mr. Grimshaw were previously elected to the Board by the shareholders.  Mr. Grimshaw was appointed to fill a vacancy on the Board in December 2009 upon the recommendation of a non-management director.  Members of the Board are elected for one-year terms.  All of the nominees have indicated they are willing to serve if elected.  If any nominee should become unable to serve due to unforeseen circumstances, the person(s) designated as proxies will have full discretion to cast votes for another person recommended by the Board. The nominees for election to the Board and the positions they currently hold with us are listed below, followed by their biographies.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the seven nominees listed below.

Name	Positions with Company	Age
Ronald L. Siegenthaler	Chairman of the Board	67
S. Lee Crawley	Director	66
Donald T. Duke	Director	60
Greg D. Forrest	Chief Executive Officer, President and Director	48
Eric Grimshaw	Director	57
Dr. Robert D. Hisrich	Director	65
Ozarslan A. Tangun	Director	38

Mr. Siegenthaler has been a director since the Company’s inception in 1981 and became our Chairman of the Board on November 1, 2009.  He served as the Company’s Executive Vice President from August 1990 until March 1999.  Since 1974, he has been involved as partner, shareholder, officer, director, or sole proprietor in a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications.  He is also CEO of Myriad Technologies, Inc., through which he has managed his personal investment portfolio and promoted sales activities for his own private investments.  He continues to deal with start-up opportunities and mature business opportunities from the past.

Mr. Crawley has been a director since February 1, 2008.  He has an extensive background in business and financial management, with an emphasis on business transactions and profit improvement.  His professional experience includes functioning as CEO, CFO, and COO for several public and private companies, including Flint Engineering and Construction Company (CEO, 1992-1997) and Vantage Point Energy, a public exploration and production company (CEO, 1986-1992).  He also serves as Chairman of Intellevue, a software technology company he invested in in 1998.  Since May 2000 he has been the managing member of Corporate Finance Associates-Tulsa LLC, a mergers and acquisitions advisory firm. CFA-Tulsa is a senior shareholder in Corporate Finance Associates Worldwide, a national M&A firm which Mr. Crawley joined in May 2004.  He serves as its Vice Chairman.

Mr. Duke has been a director since 1991 and served as Chairman of the Board from July 1, 2007 until November 1, 2009.  He is currently Manager of Operations and Engineering at J-W Gathering Company in Dallas, Texas, a mid-stream pipeline company. He also serves as a consultant to the oil and gas industry.  Mr. Duke was in senior management in the oil and gas industry from 1980 until August 2002, including time as President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation, where he was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning.

Mr. Forrest has been a director since April 8, 2008.  He has been our Chief Executive Officer since June 2007 and our President since July 2005.  He also served as our Chief Operating Officer from July 2005 until he became CEO.  He first joined XETA as a Director of Sales over our Seattle branch sales and service operations in August, 2004 upon our acquisition of Bluejack Systems, LLC, a company founded, owned, and operated by Mr. Forrest.  Prior to founding Bluejack, Mr. Forrest founded and operated several other fast-growing companies in the communications, clothing and commercial interior industries, including Bluejack.  He attended the University of Washington.

Mr. Grimshaw was appointed to the Board on December 1, 2009.  He is Vice President, Associate General Counsel and Corporate Secretary for ONEOK, Inc.  Prior to joining ONEOK in 2002, he served as Vice President, General Counsel and Secretary at Syntroleum Corporation from 1997 to 2002.  Prior to his time at Syntroleum, he was a partner with the Tulsa law firm of Pray, Walker, Jackman, Williamson & Marlar.  A Tulsa native, Mr. Grimshaw earned a Bachelor of Arts degree in 1974 from the University of Colorado in Boulder, and received his Juris Doctorate in 1977 from the University of Tulsa.

Dr. Hisrich has been a director since 1987.  He holds the Garvin Professor of Global Entrepreneurship and is Director of the Walker Center for Global Entrepreneurship at the Thunderbird School of Global Management in Glendale, Arizona.  He is also President of H&B Associates, a marketing and management consulting firm he founded and has been involved in the founding of several successful technology and non-technology ventures.  Prior to joining Thunderbird, Dr. Hisrich occupied the A. Malachi Mixon III Chaired Professor of Entrepreneurial Studies at the Weatherhead School of Management, Case Western Reserve University.  Dr. Hisrich was Fulbright Professor at the International Management Center in Budapest, Hungary in 1989.  In 1990-91 he was again named Fulbright Professor in Budapest at the Foundation for Small Enterprise Economic Development, where he also held the Alexander Hamilton Chair in Entrepreneurial Studies.  Dr. Hisrich has held visiting professorship at the University of Ljubljana (Slovenia’s Technical University in Vienna (Austria); the University of Limerick (Ireland); Donau University (Austria); Queensland University of Technology (Australia); the University of Puerto Rico, and the Massachusetts Institute of Technology.  Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa.  He has also held a number of other academic positions and served on several editorial boards, including the Editorial Board of the Journal of Small Business and Enterprise Development, of which he is currently a member.  Dr. Hisrich is a member of the Board of Directors of Noteworthy Medical Systems, Inc. and NeoMed Technologies.  He has co-authored twenty-six books and written over 350 articles on entrepreneurship, international business management, and venture capital.  Dr. Hisrich’s expertise has been tapped by top corporations including BP Petroleum, Citicorp, Conoco, Westinghouse and Corning Glass.

Mr. Tangun has been a director since April 2009.  He is the founder and managing member of Patara Capital Management, LP, an investment partnership founded in April 2006.  Prior to establishing Patara Capital, he was employed by Southwest Securities (NYSE SWS), the largest full service brokerage firm based in Texas, from 1995 to 2006.  During that time, Mr. Tangun held the position of Director of Research for over six years.  He also held the positions of Senior VP and Associate Director of Research.   During his tenure at SWS, he chaired the mandatory review committee for new research ideas across the industries covered by SWS, including software, healthcare, telecom, energy, semiconductors, and consumer.  Mr. Tangun received many honors and recognition during his career as a research analyst, including being ranked as the #1 analyst by The Wall Street Journal in the specialty retail sector in 2002.  Mr. Tangun also sits on the Board of Directors of HearUSA, a hearing aid retailer with close to 180 company-owned centers and a network of 2000 hearing care providers.  Mr. Tangun graduated from the University of Iowa with an MBA concentration in finance.  He is a CFA charter holder.

CORPORATE GOVERNANCE

The Board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the United States Securities and Exchange Commission (“SEC”), and the listing standards of the NASDAQ Stock Market (“Nasdaq”).

Director Independence

Our Board of Directors must have at least a majority of independent directors.  Under the Nasdaq rules applicable to us, in order for a director to be deemed independent, the Board must determine that the individual does not have a relationship which in the Board’s opinion would interfere with the individual’s exercise of independent judgment in carrying out his or her responsibilities as a director.  Under this definition the following persons are prohibited from being deemed independent: (i) any executive officer or employee of the Company; (ii) any director who was employed by the Company during the past three years; (iii) a director who received or has a family member who received compensation from the Company in excess of $120,000, other than compensation for the director’s service as a director or the family member’s employment as a non-executive employee of the Company, or benefits under a tax-qualified retirement plan or non-discretionary compensation; (iv) a director who is a family member of a person who is or during the past three years has been an executive officer of the Company; (v) a director who is or has a family member who is either a partner, controlling shareholder or executive officer in any organization that currently or in the past three years has made payments to or received payments from the Company for property or services that exceed $200,000 or 5% of the recipient’s consolidated gross revenue for the year, whichever is more, except under certain limited circumstances specifically prescribed by the Nasdaq rule; (vi) a director of the Company who is or has a family member who is employed as an executive officer of another entity where, during the past three years, any of the Company’s executive officers served on the compensation committee of such other entity; or (vii) a director who is or has a family member who is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor and worked on the Company’s audit at any time during the past three years.

Applying this standard, the Board has determined that Messrs. Crawley, Duke, Grimshaw, Hisrich, Siegenthaler and Tangun, all incumbent board members, are independent within the meaning of the Nasdaq standards for board service.  In its deliberations on independence, the Board considered among other factors, the stock ownership position held by Mr. Siegenthaler in the Company since it is in excess of 10%, and the customer-vendor relationships between Mr. Grimshaw’s employer and the Company which involve only immaterial dollar amounts.

Board Meetings and Attendance

Our Board of Directors held five meetings during fiscal 2009, in addition to conducting business via written consents.  Each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he then served during the fiscal year.  The Company encourages its local directors to attend the annual meeting of shareholders.  At last year’s annual meeting, all of the directors were present either in person or via conference call.

Committees of the Board

There are three principal committees of the Board: the Audit/Finance Committee, the Compensation Committee, and the Nominating and Governance Committee.  Each of these committees operates under a written charter approved by the Board.  A copy of each committee’s charter is posted under Governance Documents in the Governance section on the Investor Relations page of our website at www.xeta.com.  The Board has determined that all of the members of these committees meet the respective independence standards necessary to qualify to serve on the committee(s) to which they are assigned.  The Board has also recently established an Executive Committee to act on behalf of the Board in between Board meetings, subject to limitations to be set out in the Committee’s charter.   The Board intends that matters of importance that do not require immediate action will be referred to the full Board.  The members of the Executive Committee are Mr. Siegenthaler (Chairman), Mr. Crawley and Dr. Hisrich.

Audit/Finance Committee

The current members of the Audit/Finance Committee are Mr. Crawley (its Chairman), Dr. Hisrich, and Mr. Tangun. The Board of Directors has determined that the Committee has at least two members—Messrs. Crawley and Tangun—who qualify as an “audit committee financial expert” as that term is defined by SEC rules.  The Committee met six times during the 2009 fiscal year.

The Audit/Finance Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  In this regard, the Committee is responsible for, among other things, selecting and retaining the Company’s independent public accountants; pre-approving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors the financial reports of the Company, the audited financial statements, the auditor’s report, the management letter, and the quality and adequacy of the Company’s internal controls.  The Audit/Finance Committee is also responsible for assisting the Board in fulfilling its responsibility to oversee the financial affairs of the Company.  In this regard, the Committee will review and make recommendations to the Board about the financial affairs and policies of the Company.

Compensation Committee

The members of the Compensation Committee are Mr. Duke (its Chairman), Mr. Grimshaw and Dr. Hisrich.  Mr. Siegenthaler participates as a non-voting member of the Committee.  The Compensation Committee met five times during the 2009 fiscal year.

The Compensation Committee oversees the Company’s compensation and benefits policies and programs and establishes and/or reviews the philosophy, objectives and goals of such policies and programs.  The Committee’s primary responsibilities include: determining the compensation, including awards under the Company’s cash-based incentive and long-term equity-based plans, of the Company’s CEO, CFO and other executive officers; reviewing and recommending compensation of directors to the Board; and administering the Company’s equity-based incentive plan.  The process and procedures followed by the Compensation Committee in considering and determining executive compensation are as follows:  The Committee holds a series of meetings to consider a variety of objective and subjective information.  Although the Committee’s review includes “hard” data relative to the Company’s financial and operating performance score card, it believes that no formulas or objective measures can fully or adequately take into account the full range of considerations in assessing individual performance or setting compensation.  The Committee’s deliberations are therefore inherently subjective in nature and are influenced by the experience and judgment of its members.  The Committee also reviews and considers annual recommendations by the CEO for adjustments in base salaries, annual incentive compensation awards, and equity grants based upon data chosen by the CEO, which may include competitive pay data gleaned from public company filings, research performed by a compensation consultant, and the CEO’s evaluation of each executive’s individual performance against goals established for such executive at the beginning of the fiscal year.   The Committee processes all of this information together with its own evaluation of each executive officer’s unique capabilities and their past and expected contribution toward the Company’s performance objectives, then determines each executive officer’s base salary, annual cash incentive award, and long-term equity award.  Before concluding the process, the Committee sets an aggregate target amount for the next fiscal year’s cash-based incentive bonus pool which it then accrues during the year.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Dr. Hisrich (its Chairman), Mr. Grimshaw, Mr. Siegenthaler and Mr. Tangun.  The Nominating and Governance Committee met four times during the 2009 fiscal year.

The Nominating and Governance Committee is responsible for identifying, recruiting, and evaluating qualified persons to serve on our Board of Directors and recommending such individuals to the Board for nomination for election as directors; evaluating director independence and the size and composition of the Board; reviewing and ratifying committee assignments recommended by the Board Chairman and submitting such recommendations to the Board for approval; considering director nominations by shareholders; reviewing related person transactions involving directors; overseeing corporate governance matters; and leading the process for succession planning.

Director Nomination Process.    The Nominating and Governance Committee’s process to identify candidates for election to the Board involves requesting recommendations from members of the Board and individuals personally known to them, and from executive officers.  The process for evaluating candidates includes gathering and reviewing a candidate’s biographical and background information, and personal meetings with the candidate by members of the Committee and other Board members, if appropriate.  While we have not established specific minimum qualifications for a position on our Board, nominees are selected on the basis of broad experience, wisdom, integrity, understanding of our business environment, the ability to make independent analytical inquiries and the need to maintain a majority of independent members on the Board.  The Committee also considers any other qualities that a candidate may possess that could add to the overall quality, diversity and skill of the Board, as well as the candidate’s ability to devote adequate time to Board duties.

Shareholder Nominations.    The Nominating and Governance Committee will consider board candidates proposed in good faith by a shareholder.  Shareholders who wish to recommend a candidate to the Committee for consideration should submit the candidate’s name and biographical information to the Nominating and Governance Committee of the Board, c/o Mr. Ronald L. Siegenthaler, Board Chairman, XETA Technologies, Inc., 1814 West Tacoma St., Broken Arrow, OK  74012.  The Nominating and Governance Committee will evaluate shareholder-recommended candidates in substantially the same manner that it evaluates candidates submitted by others.  If the Board determines to nominate a candidate recommended by a shareholder, then the candidate’s name will be included in our proxy card for the next annual meeting of shareholders.

Shareholders may also be entitled to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Governance Committee or the Board.  For nominations to be considered at next year’s annual meeting, shareholders must follow the procedures set forth in the Company’s bylaws.  Under these procedures, a shareholder’s nomination must be submitted in writing which must be received by us not later than 120 days prior to the anniversary of the date on which proxy materials were mailed by the Company for the previous year’s annual meeting of shareholders.  If the annual meeting date for which the shareholder’s nomination is submitted is scheduled for a date that is different by more than 30 days from the anniversary date of the previous year’s meeting, then the shareholder’s nomination must be received no later than the 10th day following the date on which notice of the meeting is mailed to shareholders or is announced publicly.  The written nomination must include the following information:  (1) a brief description of the candidate to be nominated; (2) the name and record address of the shareholder; (3) the class and number of shares beneficially owned by the shareholder; (4) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the nomination; and (5) a description of any arrangement or understanding between such shareholder and the person to be nominated by such shareholder.  The notice should be addressed to:  Corporate Secretary, XETA Technologies, Inc., 1814 W. Tacoma St., Broken Arrow, OK  74012.

Code of Ethics

We have adopted a financial officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller and other persons who perform similar functions for the Company.  A copy of this Code of Ethics is posted under Governance Documents in the Governance section on the Investor Relations page of our website at www.xeta.com.

Communications with Directors

Shareholders who wish to communicate with the Board of Directors or an individual director may do so by sending their correspondence in writing to XETA Technologies, Inc., Attention Board of Directors (or individual named director) at 1814 W. Tacoma St., Broken Arrow, Oklahoma 74012.  Any such communications will be delivered directly to the Chairman of the Board or individually named director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee of our Board is an officer or employee of the Company.  Mr. Siegenthaler, a non-voting member of the Compensation Committee, was formerly an executive vice president of the Company during the 1990’s.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation Committee.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Positions with Company	Age
Greg D. Forrest	Chief Executive Officer and President	48
Robert B. Wagner	Chief Financial Officer and Secretary	48
Paul Comeau	Executive Director of Operations	54

Mr. Forrest was appointed our Chief Executive Officer (“CEO”) on June 7, 2007 and has been on our Board since April 8, 2008.  He has been our President since July 2005 and also served as our Chief Operating Officer from July 2005 until he became CEO.  Previously he was Director of Sales over our Seattle branch sales and service operations.  Mr. Forrest joined XETA in August 2004 upon our acquisition of Bluejack Systems, LLC, a company which he founded, owned and served as CEO.  Prior to founding Bluejack, Mr. Forrest founded and operated several fast-growing companies in the communications, clothing and commercial interior industries.  He attended the University of Washington.

Mr. Wagner has been our Chief Financial Officer since March 1989 and was our Chief Accounting Officer for nearly eleven years prior to that.  He served on our Board of Directors from March 1996 until April 2004.  Mr. Wagner is a certified public accountant licensed in Oklahoma and received his Bachelor of Science degree in accounting from Oklahoma State University.

Mr. Comeau became our Executive Director of Operations on May 1, 2009.  Mr. Comeau joined XETA in early 2007 as Director of Solutions Engineering.  An accomplished management leader with more than 25 years of achievement, Mr. Comeau is responsible for all financial and non-financial results of the service organization.  Prior to joining XETA, he held various senior operations management positions at Black Box Network Services, NextiraOne and Williams Communications.  Mr. Comeau attended the University of Quebec in Montreal.

EXECUTIVE COMPENSATION

The key elements of the Company’s executive compensation are base salaries; an annual incentive program; and long term equity compensation.   The Company pays an annual bonus award to its executive officers and other key non-sales employees based on Company profitability and the individual performance of such officers and employees.   The Compensation Committee has generally targeted a total annual bonus pool of 10% of the Company’s annual pre-tax, pre-bonus profits for the fiscal year.    Although the Company did not meet this target for fiscal 2009, the Compensation Committee authorized a small, discretionary bonus pool of $90,000 to recognize the contributions and sacrifices of its CEO, CFO and other key non-sales employees.   The Committee used 50% of this total bonus pool for awards to the Company’s CEO and CFO, as shown in the Summary Compensation Table below, and the remaining 50% for awards to the other key employees not included in the Table.   The awards to the CEO and CFO were paid 75% in cash and 25% in shares of restricted stock valued at the market price of the Company’s stock on the date of the award.  The Committee also approved for fiscal 2009 a separate bonus award to the Company’s Executive Director of Operations, as shown in the Table below.  This award was based on a separate arrangement with Mr. Comeau upon his promotion to Executive Director of Operations pursuant to which he was entitled to receive an incentive award of 25% of his annual salary if services gross profit in fiscal 2009 was between 75% and 100% of the Company’s annual operating plan for the year.   The Company paid this award 75% in cash and 25% in shares of restricted stock valued at the market price of the Company’s stock on the date of the award.

Summary Compensation Table

The following table presents information regarding compensation of each of the Company’s named executive officers for services rendered in fiscal 2009.

Chief Executive Officer and President	FY	Salary $	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (2)	Total $
Greg Forrest	2009	203,547	18,000	4,702	75,686	—	25,380	327,314
Chief Executive Officer and President	2008	203,939	53,925	—	64,531	—	25,682	348,076

Robert Wagner	2009	139,814	12,600	4,277	44,474	—	9,355	210,519
Chief Financial Officer	2008	144,039	49,050	—	35,462	—	10,670	239,220

Paul Comeau	2009	137,118	13,500	4,422	5,851	—	18,077	178,968
Executive Director of Operations	2008	118,077	10,000	2,934	—	—	15,345	146,356

(1)                            The expense for options awards above were computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”).  The options represented in the table above were valued using the Black Scholes valuation method using the assumptions presented in the table below.  The expected life of the option was based on the Company’s experience that NEO’s generally hold options until near their expiration date.

Weighted Average

FY	Expected Life	Expected Volatility	Risk Free Rate of Return	Dividend Yield
2009	4.76	63.5624%	2.166%	0.0%
2008	5.50	68.6571%	3.550%	0.0%
2007	6.50	74.3697%	4.725%	0.0%
2006	4.50	73.5095%	4.570%	0.0%

(2)                            The following table provides detail for the aggregate amount under “All Other Compensation” for each of the executive officers:

	FY	401(k) Matching Contributions	Unused Vacation Time Paid in Cash	Car Allowance	Other Perquisites		Total $
Mr. Forrest	2009	8,195	9,760	6,000	1,425	(a)	25,380
	2008	10,580	8,602	6,500	—		25,682

Mr. Wagner	2009	8,011	—	—	1,344	(a)	9,355
	2008	5,862	4,808	—	—		10,670

Mr. Comeau	2009	4,577	13,500	—	—		18,077
	2008	5,163	10,182	—	—		15,345

(a)          Represents premiums paid by the Company for life insurance policies on Mr. Forrest and Mr. Wagner.  The policies are owned by the Company but allow the executives to designate the beneficiaries of any proceeds.

Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Company’s named executive officers during fiscal year 2009.

	Grant Date	Estimated Future Payouts Under Non-Equity and Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (b)
Mr. Forrest	12/18/2008	(a)	9,986	30,000	$1.75	$35,229
	10/16/2009			71,013	$2.54	$83,696	(c)

Mr. Wagner	12/18/2008	(a)	9,083	25,000	$1.75	$29,358
	10/16/2009			55,549	$2.54	$65,470	(c)

Mr. Comeau	12/18/2008	(a)	2,500	20,000	$1.75	$20,164

(a)                        On December 18, 2008, the Compensation Committee granted cash bonuses to Mr. Forrest and Mr. Wagner of $53,925 and $49,050, respectively.  These bonuses were paid on January 9, 2009.

(b)                       The grant date fair value was calculated using the Black-Scholes valuation method and employing the assumptions provided above as part of the “Summary Compensation Table”.

(c)                        These options were granted pursuant to the Company’s stock option exchange program which commenced on September 17, 2009 and ended on October 16, 2009.  Under the exchange program, holders of existing options with an exercise price equal to or greater than $2.95 but not higher than $4.14 were given the option to exchange qualifying “underwater” options for a smaller number of new options.  The exchange program was structured as a value-for-value exchange in which the ratio of new options granted in exchange for existing options surrendered was based on the relative values of the existing and new options at the end of the offer period (October 16, 2009).  The new options granted carry an exercise price of $2.54, a term of six years, and vest in three annual installments of 50% in year 1 and 25% each in years 2 and 3, respectively.  Under the program Mr. Forrest surrendered 100,000 qualifying options at various exercise prices and remaining terms in exchange for 71,013 new options.  Mr. Wagner surrendered 80,000 qualifying options at various exercise prices and remaining terms in exchange for 55,549 new options.

Outstanding Option Awards at Fiscal 2009 Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of October 31, 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares that have not Vested	Expiration Date
Mr. Forrest	—	30,000	(1)	$1.77	12/17/2015	9,986	24,965	12/18/2018
	—	71,013	(2)	$2.54	10/16/2015
	—

Mr. Wagner	12,000	—		$18.13	04/16/2010	9,083	22,708	12/18/2018
	—	25,000	(1)	$1.77	12/17/2015
	—	55,549	(2)	$2.54	10/16/2015

Mr. Comeau	—	20,000	(1)	$1.77	12/17/2014	1,610	4,025	12/05/2017
	—					2,500	6,250	12/18/2018

(1)   These awards vest in one installment on June 18, 2012.

(2)          One-half of these awards vest on October 16, 2010.  The remaining half vests in two equal installments on October 16, 2011 and 2012.

COMPENSATION OF DIRECTORS

During fiscal 2009 the standard annual compensation arrangement for our directors was as follows:  a $25,000 retainer for Board membership; an additional $55,000 for service as Board Chairman; and an additional $16,000 fee for service as a Chairman of a Committee (per chairmanship).  During fiscal 2009 Mr. Duke waived his fee for serving as chairman of the Compensation committee.  All fees are paid monthly.  We also reimburse our non-local directors their reasonable travel expenses to attend Board and Committee meetings and the annual shareholder meeting.

It has also been the Company’s practice to grant stock options to its outside directors, typically upon their election or appointment to the Board.  Options (noted in the table below) were granted during fiscal 2009 to Mr. Tangun upon his election to the Board.

The following table presents information regarding the compensation of non-executive directors during fiscal 2009.

	Fees Earned or Paid in Cash $	Option Awards ($) (1)		All Other Compensation ($)	Total $
Mr. Siegenthaler	$50,500	—	(2)	—	$50,500
Mr. Crawley	$41,000	$8,681	(3)	—	$49,681
Mr. Devenuti	$27,667	$7,192	(4)	—	$34,859
Mr. Duke	$80,000	$18,943	(5)	—	$98,943
Dr. Hisrich	$25,000	$—	(6)	—	$25,000
Mr. Keller	$18,083	$—	(7)	—	$18,083
Mr. Tangun	$14,581	$1,332	(8)	—	$15,913

(1)                      Total option-related expense recognized for financial reporting purposes for the fiscal year ended October 31, 2009 in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), assuming no forfeitures.

(2)                      Mr. Siegenthaler was appointed non-executive Chairman of the Board on November 1, 2009.  From April 2009 until his appointment as Chairman of the Board, he served as Chairman of the Nominating and Governance Committee.  He also served throughout fiscal 2009 as a special liaison between the Board and the Company’s executive officers and management for which he was responsible to the Board for engaging with management and employees on behalf of the Board as appropriate, in all areas of the Company’s operations.  Mr. Siegenthaler received an annual fee of $10,000, paid in monthly installments, to serve in this capacity throughout fiscal 2009.  Mr. Siegenthaler holds options to purchase 13,000 shares of common stock as of October 31, 2009.

(3)                      Mr. Crawley holds one option for 10,000 shares of common stock which was granted to him upon his appointment to the Board on February 1, 2008.  The option vests on February 1, 2011 and has a strike price of $4.30, the market value of the stock at the time of grant and expires on February 1, 2014.  The grant date fair value of this award calculated in accordance with FAS 123(R) was $2.61 per share.

(4)                      Mr. Devenuti held one option for 10,000 shares of common stock which was granted to him upon his appointment to the Board on May 1, 2008.  The option was scheduled to vest on May 1, 2011 and had a strike price of $3.55, the market value of the stock at the time of grant.  The grant date fair value of this award calculated in accordance with FAS 123(R) was $2.61 per share.  The option was forfeited upon Mr. Devenuti’s resignation on November 1, 2009.

(5)                      Mr. Duke served as non-executive Chairman of the Board from July 2, 2007 through October 31, 2009.  Mr. Duke holds options to purchase 42,000 shares of common stock as of October 31, 2009.

(6)                      Dr. Hisrich holds options to purchase 13,000 shares of common stock as of October 31, 2009.

(7)                      Mr. Keller’s compensation includes compensation for his tenure as Chairman of the Nominating Committee until his resignation from the Board at the end of his term on April 7, 2009.  He held an option for 10,000 shares of common stock which was granted to him after his election to the Board at the annual meeting on April 3, 2007.  The option was scheduled to vest on April 5, 2010 and had a strike price of $3.12, the market value of the stock at the time of grant.  The grant date fair value of this award calculated in accordance with FAS 123(R) was $1.81 per share.  Mr. Keller’s option was forfeited when his term expired on April 7, 2009 prior to the shares vesting.

(8)                      Mr. Tangun holds one option for 10,000 shares of common stock which was granted to him in April 2009 following his election to the Board.  The option vests on April 20, 2012 and has a strike price of $1.59, the market value of the stock at the time of grant.  The grant date fair value of this award calculated in accordance with FAS 123(R) was $0.75 per share.

RELATED TRANSACTIONS

Jeff Siegenthaler (“J. Siegenthaler”) is the son of our Board Chairman and as such is a “related person” under SEC rules.  J. Siegenthaler is employed by the Company as a sales representative and receives a base salary and commission in accordance with the Company’s standard compensation plan for all sales representatives in their respective lines of business.  During fiscal 2009, J. Siegenthaler received approximately $145,000 in base salary and commissions and was among the Company’s top ten sales representatives for the fiscal year.  All payments made by the Company to him were made in the ordinary course of business.  Our Board Chairman does not have a material interest in this transaction.

Related Transactions Policy.  We have adopted a written policy for the approval or ratification of “related person transactions.”  For purposes of our policy, related person transactions include any transaction, arrangement or relationship expected to exceed $120,000 in any calendar year which involves the Company and any officer, director, director nominee, or persons who own in excess of 5% of the Company’s stock, or any of their respective family members.  The policy requires officers and directors to annually complete a Company questionnaire designed to obtain information about potential related person transactions.  Under the Company’s Corporate Code of Conduct applicable to all officers and directors, such persons have a duty to disclose potential conflicts of interest to the Company’s Chief Executive or Chief Financial Officer or to the Board.  When related person transactions or potential transactions are identified by these or any other method, they are referred for review to the Nominating and Governance Committee if the transaction involves a director, or to the Audit/Finance Committee in all other cases.

The policy requires the appropriate Committee to take into account the extent of the related person’s interest in the transaction; the benefits of the transaction to the Company; whether the terms of the transaction are no less favorable than could be obtained in arm’s-length dealings with an unrelated third party under similar circumstances; the aggregate value of the transaction; whether the transaction involves a conflict of interest; the impact the transaction could have on the independence of a director if it involves a director or an immediate family member of the director; as well as any other factors that the Committee deems appropriate to its review.

On-going related person transactions are subject to annual review under the policy.  The policy also provides standing pre-approvals for the following transactions:

•                  compensation paid to an officer or director if approved by the Compensation Committee;

•                  grants of equity awards to any executive officer or director if made under the Company’s existing equity plans or future plans that receive shareholder approval;

•                  interests that arise solely from participation in a Company employee benefit plan that is maintained for the general benefit of all Company employees;

•                  interests that arise solely from stock ownership if all other owners benefit pro rata; and

•                  any transaction with another company if the related person’s only relationship with that company is as a non-officer employee, director or owner of less than 10% of that company.

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected HoganTaylor, LLP (“HoganTaylor”) as the independent public accountants to perform an integrated audit of our financial statements for the fiscal year ending October 31, 2010.  HoganTaylor, formerly known as Tullius Taylor Sartain & Sartain LLP (“TTSS”), audited the Company’s financial statements for the fiscal year ended October 31, 2009 and TTSS audited the Company’s financial statements for the fiscal year ended October 31, 2008.  TTSS became HoganTaylor on January 7, 2009, when TTSS and Hogan & Slovacek, P.C. merged their operations to become HoganTaylor, LLP.

Representatives of HoganTaylor are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.  While ratification of the Company’s selection of accountants by the Company’s shareholders is not required, in the event of a negative vote on such ratification, the Company’s Audit/Finance Committee will reconsider its selection.  Even if the selection is ratified, the Audit/Finance Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends that shareholders vote “FOR” the appointment of HoganTaylor LLP as the Company’s independent public accountants.

Audit Fees and Services

The following table sets forth the fees for professional services rendered during fiscal 2009 and fiscal 2008 by the Company’s registered public accounting firm, HoganTaylor:

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$90,000	$89,000
Audit-Related Fees(2)	9,000	19,750
Tax Fees	—	—
All Other Fees	—	—

(1)          Includes audit of our annual financial statements and review of our quarterly reports on Form 10-Q, as well as services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)           Relates to the audit of the Company’s 401(k) retirement plan and analysis of the FASB Interpretation No. 48 clarifying certain aspects of accounting for uncertain tax positions, including issues related to the disclosure, recognition and measurement of those tax positions.

The Audit/Finance Committee of the Board of Directors has established a written policy to pre-approve audit and non-audit related services to be provided by the Company’s independent auditor prior to engaging the auditor for such purposes.  Pursuant to the policy, the Audit/Finance Committee will annually review the services and fees that the auditor may provide to the Company during the following 12 months.  Following such review, the Committee will issue a statement to the Company’s Chief Financial Officer as to the general services and fees that the Committee has pre-approved.  The pre-approval generally extends for a period of 12 months or such shorter period as may be specifically indicated by the Committee.  All other services to be performed by the auditors that are not included in the Committee’s annual pre-approval statement must be submitted to the Committee in advance for specific approval.

REPORT OF AUDIT/FINANCE COMMITTEE

January 4, 2010

To the Board of Directors of XETA Technologies, Inc.:

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, HoganTaylor, LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling our oversight responsibilities, we have reviewed and discussed with management and HoganTaylor the audited financial statements for the fiscal year ended October 31, 2009.  We also reviewed and discussed with management and HoganTaylor the quarterly financial statements for each quarter in such fiscal year.  We have also discussed with HoganTaylor the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board.

We have also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009.

The Audit/Finance Committee,

S. Lee Crawley, Chairman

Robert D. Hisrich

Ozarslan A. Tangun

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of February 1, 2010 regarding beneficial ownership of the Company’s Common Stock, par value $.001 per share, by (a) each person known by the Company to own more than five percent (5%) of the Company’s Common Stock, (b) each director and nominee for election as a director of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial		Percent of
of Beneficial Owner(1)	Ownership(2)		Class

Directors, Director Nominees and Executive Officers

Ronald L. Siegenthaler
8716 S. Peoria
Tulsa, OK 74132	1,122,003	(3)	10.88%

Ozarslan Tangun
5050 Quorum Drive, Suite 312
Dallas, TX 75254	561,681	(4)	5.45%

Greg D. Forrest	120,571	(5)	1.17%

Donald T. Duke
1505 Vandivort
Edmond, OK 73034	84,500		*

Robert B. Wagner	57,253	(6)	*

Robert D. Hisrich
15249 North 59th Ave.
Glendale, AZ 85306	56,550		*

S. Lee Crawley
2431 E. 51st St., Suite 600
Tulsa, OK 74105	20,985		*

Paul Comeau	10,886		*

Eric Grimshaw
2639 E. 33rd
Tulsa, OK 74105	—		—

All executive officers & directors as a group	2,034,429		19.60%

(9 persons)

Others Known to Own 5%

William M. Sams
750 North St. Paul, Suite 1650
Dallas, TX 75201	1,025,000	(7)	9.98%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	531,061	(8)	5.25%

*Less than one percent of the shares outstanding.

(1)                      Address is that of the Company’s principal office at 1814 W. Tacoma Street, Broken Arrow, Oklahoma 74012 unless otherwise indicated.

(2)                      Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.  The number of shares beneficially owned includes the number of shares of Common Stock that such persons presently have the right to acquire pursuant to unexercised options under the Company’s stock option plans, as follows:  13,000 shares for Mr. Siegenthaler; 12,000 shares for Mr. Wagner; 13,000 shares for Dr. Hisrich; 42,000 shares for Mr. Duke; and 80,000 shares for all directors and executive officers as a group (9 persons).

(3)                      Includes 129,000 shares held by Mr. Siegenthaler’s wife’s trust.  All of the shares held directly by Mr. Siegenthaler are pledged.

(4)                      Held by Mr. Tangun through Patara Capital, LP, Patara Partners, LP and Patara Capital Management, LP, for each of which he is managing member.  Mr. Tangun has shared investment and voting power over these shares.

(5)                      Includes 8,618 shares, the equivalent number of shares held as units for Mr. Forrest’s account by the Company’s 401(k) retirement plan, over which Mr. Forrest has shared investment power and no voting power.

(6)                      Includes 4,400 shares held by Mr. Wagner as custodian for his minor children, over which he has sole voting and investment power; and 7,393 shares, the equivalent number of shares held as units for Mr. Wagner’s account by the Company’s 401(k) retirement plan, over which Mr. Forrest has shared investment power and no voting power.

(7)                      Based on a Schedule 13G/A filed with the SEC on February 18, 2010.

(8)                      Based on a Schedule 13G/A filed with the SEC on February 8, 2010, which states:  Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who hold more than ten percent (10%) of our stock, to report their initial ownership and any subsequent changes in ownership of our stock to the SEC.  SEC regulations impose specific deadlines for filing these reports and we are required to disclose in this proxy statement any failure to comply with these regulations.  Based on our review of these filings and the written representations of our directors, executive officers and 10% shareholders, we believe that during fiscal 2009, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with these exceptions:  Two reports on Form 4, each reporting a single transaction for director Lee Crawley, were filed one day late; and one Form 4 transaction, relating to an annual grant of incentive compensation awards was filed one day late by each of the following persons:  Greg Forrest, Robert Wagner, Paul Comeau, Tom Luce, Don Reigel and Scott Davis.

SHAREHOLDER PROPOSALS FOR 2010

The deadline for submitting a shareholder proposal intended to be included in the Company’s proxy statement and form of proxy for next year’s annual meeting is November 2, 2010.  Such proposals must comply with the provisions of Rule 14a-8 of the Securities and Exchange Act of 1934, as amended.   A shareholder who wishes to present a proposal for consideration at next year’s annual meeting outside of the Company’s proxy materials must give us notice of the proposal no later than November 2, 2010 as required by our bylaws.  Such notice must include (1) a brief description of the proposal and the reasons for making the proposal; (2) the name and record address of the shareholder; (3) the class and number of shares beneficially owned by the shareholder; (4) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such business; and (5) a description of any arrangement or understanding in connection with such business between the shareholder and any other person(s) (identifying them by name), and any material interest of the shareholder in such business.

All shareholder proposals must be received by us on or before the deadline in order to be considered timely and should be delivered or mailed to our Corporate Secretary at the address shown in the next section below.

ANNUAL REPORT ON FORM 10-K

We are mailing our 2009 annual report to shareholders (which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2009) with this Proxy Statement.  Our Form 10-K for the year ended October 31, 2009 is also available on our website at www.xeta.com.  In addition, any person solicited by this Proxy Statement is entitled to request in writing a copy of the Form 10-K and we will provide it without charge.  Such requests should be submitted to the Corporate Secretary addressed as follows:

ATTN: Corporate Secretary

XETA Technologies, Inc.

1814 W. Tacoma Street

Broken Arrow, Oklahoma 74012

SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company.  Employees of the Company may solicit proxies personally or by telephone without additional compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Annual Meeting or any adjournment thereof; it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.

By Order of the Board of Directors

/s/ Robert B. Wagner

Robert B. Wagner
Secretary

Broken Arrow, Oklahoma
February 23, 2010

XETA TECHNOLOGIES, INC.

ATTN:  CHERYL MOLL

P.O. BOX 25847

1814 WEST TACOMA STREET

BROKEN ARROW, OK  74012-1406

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors	For	Against	Abstain

01 S. Lee Crawley	☐	☐	☐

02 Donald T. Duke	☐	☐	☐

03 Greg D. Forrest	☐	☐	☐

04 Eric Grimshaw	☐	☐	☐

05 Robert D. Hisrich	☐	☐	☐

06 Ronald L. Siegenthaler	☐	☐	☐

07 Ozarslan A. Tangun	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
8 Ratification of Accountants: To ratify the selection of HoganTaylor LLP as the Company’s independent certified public accountants for the 2010 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

If you do not vote by internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

XETA TECHNOLOGIES, INC.

Annual Meeting of Shareholders

April 6, 2010 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ronald L. Siegenthaler and Robert B. Wagner, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of XETA Technologies, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, CDT on April 6, 2010, at XETA Technologies, Inc., 1814 W. Tacoma Street, Broken Arrow, OK 74012, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side